UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 6, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As noted in its proxy statement filed with the Securities and Exchange Commission on April 7, 2006, one of the current directors of Toreador Resources Corporation (“Toreador”), Thomas P. Kellogg, was not re-nominated to be elected as a member of the board of directors at Toreador’s upcoming annual meeting on May 9, 2006. Mr. Kellogg currently has 2,600 shares of restricted stock pursuant to the terms of his Restricted Stock Award Agreement. Pursuant to the terms of his Restricted Stock Award Agreement, the restrictions on transferability of the restricted stocks are to be removed in part on each of May 19, 2006, May 19, 2007 and May 19, 2008 if Mr. Kellogg is still a director on such dates.

Since Mr. Kellogg has not been re-nominated to be elected as a director and will not be a director on the dates that the restrictions on transferability of the restricted stock are to be removed, Toreador has amended his Restricted Stock Award Agreement such that all the restrictions on transferability of Mr. Kellogg’s 2,600 shares of restricted stock shall be removed on May 9, 2006 when Mr. Kellogg ceases to be a Toreador director.

Item 9.01	Financial Statements and Exhibits

(d)	10.1 Summary of Amendment to Restricted Stock Award Agreement of Thomas P. Kellogg, dated April 6, 2006.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: April 12, 2006

By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Amendment to Restricted Stock Award Agreement of Thomas P. Kellogg, dated April 6, 2006.